UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2022

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 26, 2022, H.B. Fuller Company (the “Company”) announced a succession plan by which James J. Owens will retire from both the Board of Directors of the Company and the position of President and Chief Executive Officer of the Company, effective December 3, 2022. Mr. Owens will remain with the Company in a non-executive capacity through December 31, 2022 to assist with the CEO transition.

(c) The Company also announced that Celeste B. Mastin has been appointed President and Chief Executive Officer of the Company, effective December 4, 2022. Ms. Mastin has also been elected to the Board of Directors of the Company, effective December 4, 2022. Ms. Mastin, age 54, has served as Executive Vice President and Chief Operating Officer of the Company since March 7, 2022. Previously, Ms. Mastin served as CEO of PetroChoice Lubrication Solutions (2018-2022), one of the largest distributors of petroleum lubrication solutions in the United States. Prior to that, she held CEO roles at Distribution International, Inc., (2013 to 2017), a leading fabricator and distributor of insulation and related supplies, and MMI Products, Inc. (steel-based construction accessories), a Division of Oldcastle, and she served in executive leadership roles at Ferro Corporation (functional coatings and color solutions) and Bostik Adhesives (adhesives), now owned by Arkema. Mastin began her career at Shell Chemical Co. She currently serves on the board of directors of Granite Construction, Inc. (NYSE: GVA). As President and Chief Executive Officer of the Company, Ms. Mastin will receive an annual base salary of $950,000. Also, she will be entitled to receive a target incentive opportunity of 120% of her base salary with a maximum incentive opportunity of up to 240% of her base salary under the Company’s short-term incentive plan. Ms. Mastin will also receive stock-based incentive awards under the Company’s long-term incentive plan consisting of non-qualified stock options, performance-based restricted stock units and time-based restricted stock units with a total annual value of 375% of her base salary, or $3,562,500. Ms. Mastin will enter into the Company’s standard form of CEO Severance Agreement and will continue to be covered by the Change-in-Control Agreement she entered into at the time of her appointment as Executive Vice President and Chief Operating Officer of the Company. As an executive director of the Company, Ms. Mastin will not receive any separate compensation for serving as a director of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release, dated September 26, 2022, issued by H.B. Fuller Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2022

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

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